UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2017

Zumiez Inc.

(Exact name of registrant as specified in its charter)

Washington	000-51300	91-1040022
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 204th Street SW, Lynnwood, WA 98036

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (425) 551-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Zumiez Inc. (the “Company”) held its Annual Meeting of Shareholders on May 31, 2017. The shareholders of the Company voted on four proposals. The proposals are described in detail in the Company’s definitive proxy statement dated April 21, 2017 (the “Proxy Statement”). The final results for the votes regarding each proposal are set forth below.

Proposal Number One: Shareholders elected Thomas D. Campion, Sarah G. McCoy and Ernest R. Johnson as directors to each serve a three-year term until the 2020 Annual Meeting of Shareholders. The results of the vote were as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Thomas D. Campion	21,503,405	586,162	4,713	1,359,174
Sarah G. McCoy	21,903,115	186,452	4,713	1,359,174
Ernest R. Johnson	22,068,806	20,755	4,719	1,359,174

Proposal Number Two: Shareholders approved, on an advisory bases, the compensation of the Company’s named executive officers. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
21,818,603	262,325	13,352	1,359,174

Proposal Number Three: Shareholders indicated their preference that the advisory vote on executive compensation be held every three years. The results of the vote were as follows:

1 Year	2 Years	3 Years	Abstain
7,500,879	491	14,577,588	15,322

Based on the Board of Directors’ recommendation in the Proxy Statement and the voting results with respect to the frequency of future advisory votes on executive compensation, the Board of Directors has determined that it will include in the annual shareholder meeting proxy materials a shareholder vote on executive compensation every three years.

Proposal Number Four: Shareholders ratified the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 3, 2018. The results of the vote were as follows:

For	Against	Abstain
23,290,281	61,131	1,942

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZUMIEZ INC.

Dated: June 2, 2017	By:	/s/ Chris Visser
Chris K. Visser
Chief Legal Officer & Secretary